Exhibit 1(i)

                             DISTRIBUTION AGREEMENT
                   BETWEEN MEMBERS LIFE INSURANCE COMPANY AND
         CUNA BROKERAGE SERVICES, INC. FOR REGISTERED ANNUITY CONTRACTS

THIS AGREEMENT ("Agreement")is made effective as of the 11th day of June, 2013 by and between MEMBERS Life Insurance Company, a stock insurance company domiciled in the State of Iowa ("MLIC") with its principal office located in Waverly, Iowa, and CUNA Brokerage Services, Inc. ("CBSI"), a registered broker-dealer domiciled in the State of Wisconsin with its principal office located in Waverly, Iowa.

                                    ARTICLE 1
                                   APPOINTMENT

1.1 MLIC appoints CBSI to be the principal underwriter and distributor for MLIC's annuity contracts, including both variable annuity contracts and registered modified annuity contracts, which require distribution under the auspices of a registered broker-dealer. The annuity contracts to be distributed by CBSI pursuant to this Agreement are listed on Schedule B to this Agreement (together, the "Registered Annuity Products").

                                    ARTICLE 2
                                 DUTIES OF CBSI

2.1    REGISTRATION UNDER THE 1934 ACT
--------------------------------------

CBSI is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 (1934 Act) and has secured and will maintain authorizations, licenses, qualifications, and permits necessary to perform its obligations under this Agreement in those states requested by MLIC.

2.2    MEMBERSHIP IN THE FINANCIAL INDUSTRY REGULATORY AUTHORITY
----------------------------------------------------------------

CBSI currently holds and shall maintain a membership in the Financial Industry Regulatory Authority (FINRA).

2.3    RESPONSIBILITY FOR SECURITIES ACTIVITIES
-----------------------------------------------

CBSI shall assume full responsibility for the securities activities of all persons engaged directly or indirectly in the distribution operations for the Registered Annuity Products, including but not limited to training, supervision, and control as contemplated under appropriate provisions of the 1934 Act and regulations thereunder and by the rules of FINRA. All persons directly or indirectly involved in such activities relating to the Registered Annuity Products shall be registered representatives or registered principals of CBSI as appropriate to their activities. Also, each registered representative selling the Registered Annuity Products and at least one registered principal shall be properly licensed as an insurance agent of MLIC.

Further, CBSI represents and warrants that during the term of this Agreement, it will maintain and implement (a) policies and procedures designed to comply with all applicable rules of FINRA, including but not limited to rules relating to suitability of annuity recommendations, (b) a training program for its registered representatives designed to ensure that such persons gather information concerning a customer's financial status, tax status, investment objective and other relevant information prior to recommending the purchase or exchange of an annuity contract, and (c) a reasonable system of sales supervision designed to achieve compliance with the rules of FINRA. CBSI agrees to provide a report to MLIC upon request, certifying that CBSI is in compliance with items (a) through (c) above. Each such report shall be certified by a senior manager of CBSI who has responsibility for items (a) through (c). CBSI understands and acknowledges that MLIC may conduct an inspection and/or audit of CBSI on a periodic basis to ensure compliance with items (a) through (c) above, and CBSI agrees to make reasonable accommodation to MLIC to enable MLIC to inspect documents directly related to the sale and suitability of any Registered Annuity Product, which documents CBSI shall be responsible for maintaining.

2.4    APPOINTMENT OF REGISTERED PERSONS AND MAINTENANCE OF PERSONNEL RECORDS
-----------------------------------------------------------------------------

CBSI shall have the authority and responsibility for the appointment and registration of those persons who will be registered representatives and registered principals. CBSI shall direct the maintenance of all personnel records of such persons.

2.5    MAINTENANCE OF NET CAPITAL
---------------------------------

CBSI shall maintain required net capital at levels which will comply with maximum aggregate indebtedness provisions under the provisions of the 1934 Act, any regulation thereunder, and any FINRA rules.

2.6    REQUIRED REPORTS
-----------------------

CBSI shall have the responsibility for preparation and submission of any reports or other materials required by any regulatory authority having proper jurisdiction.

2.7    LIMITATION ON AUTHORITY
------------------------------

CBSI is not authorized to give any information or to make any representations concerning the Registered Annuity Products other than the statements contained in the current registration statement filed with the Securities and Exchange Commission or such sales literature as may be authorized by MLIC.

2.8    RECEIPT OF PREMIUMS
--------------------------

CBSI acknowledges and agrees that all premiums obtained within the scope of its activities relating to the Registered Annuity Products shall be held in a fiduciary capacity.

                                    ARTICLE 3
                                 DUTIES OF MLIC

3.1    MAINTENANCE OF ACCOUNTING RECORDS
----------------------------------------

Except as set for above, MLIC shall maintain and hold, on behalf of and as agent for CBSI, those records pertaining to Registered Annuity Products required to be maintained and preserved by the 1934 Act, any regulations thereunder, and any applicable FINRA rules. All such books and records are, and shall at all times remain, the property of CBSI and shall at all times be subject to inspection by duly authorized officers, auditors, and representatives of CBSI and by the Securities and Exchange Commission, FINRA, and other regulatory authorities having proper jurisdiction.

3.2    CONFIRMATION OF TRANSACTIONS
-----------------------------------

On behalf of CBSI and acting as agent for CBSI, MLIC shall confirm all transactions required to be confirmed in the form and manner required by the 1934 Act, any regulations thereunder, and any FINRA rules.

3.3    FURNISHING MATERIALS
---------------------------

MLIC shall furnish to CBSI copies of prospectuses, financial statements and other documents which CBSI reasonably requests for use in connection with the solicitation, sale and distribution of the Registered Annuity Products.

                                    ARTICLE 4
                                  COMPENSATION

4.1 As compensation for services to be performed pursuant to this Agreement, MLIC shall pay a dealer concession to and on behalf of CBSI. The amount of the dealer concession and the manner in which it will be paid is specified in Schedule A.

                                    ARTICLE 5
                                   TERMINATION

5.1 This Agreement may be terminated at any time by either party upon written notice to the other, and to the Iowa Insurance Division, stating the date when such termination shall be effective, provided that this Agreement may not be terminated or modified by either party if the effect would be to put CBSI out of compliance with the "net-capital" requirements of the 1934 Act.

IN WITNESS WHEREOF, the undersigned, as duly authorized officers, have caused this Agreement to be executed on behalf of their respective companies.

                                            MEMBERS Life Insurance Company

                                            BY: /s/ Robert N. Trunzo
                                               --------------------------------
                                                Robert N. Trunzo, President

                                            CUNA BROKERAGE SERVICES, INC.

                                            BY: /s/ James H. Metz
                                               --------------------------------
                                                James H. Metz, President

                                   SCHEDULE A

       1. MLIC shall pay on behalf of CBSI to other broker dealers that have executed selling agreements with CBSI, from the gross premium MLIC receives from each Registered Annuity Product, as a dealer concession:

                     --------------------------------------
                          5 YEAR          7 AND 10 YEAR
                     --------------------------------------
                       Gross Dealer
                        Concession         Gross Dealer
                           (GDC)         Concession (GDC)
                     --------------------------------------
Age         Option    Up front   Trail   Up front    Trail
-----------------------------------------------------------
0 - 75        1          4.50%   0.00%      5.60%     0.00%
              2          3.40%   0.25%      4.50%     0.25%
-----------------------------------------------------------
76 - 85       1          2.90%   0.00%      3.65%     0.00%
              2          2.20%   0.25%      2.95%     0.25%
-----------------------------------------------------------

       2. MLIC, on behalf of CBSI, shall pay to registered representatives of CBSI the compensation specified in the various agreements between the parties for products sold by such registered representatives on behalf of MLIC.

       3. MLIC will use the difference between the compensation paid to CBSI registered representatives as set forth in Paragraph 2 and the compensation payable to non-affiliated dealers as described in Paragraph 1 by:

            o Performing the services described in Article 3 of the Distribution Agreement between MLIC and CBSI for Registered Annuity Products; and
            o Providing overhead support related to the distribution systems specified in the Distribution and Servicing Agreements.

       4. All amounts payable by MLIC hereunder shall be paid within 30 days of receipt of proof of qualified dealer concessions due.

This Schedule A is approved, effective as of this 11th day of June, 2013.

                                            MEMBERS Life Insurance Company

                                            BY: /s/ Robert N. Trunzo
                                               --------------------------------
                                                Robert N. Trunzo, President

                                            CUNA BROKERAGE SERVICES, INC.

                                            BY: /s/ James H. Metz
                                               --------------------------------
                                                James H. Metz, President

                                   SCHEDULE B
MEMBERS Market Zone Annuity